Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts”, “Risk Factors”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and to the use of our report dated March 8, 2017, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-216531) and related Prospectus of Tandem Diabetes Care, Inc. for registration of its common stock.

/s/ Ernst & Young LLP

San Diego, California

March 17, 2017